UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11,  2015 (March 9, 2015)

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 748-7001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement.

Healthwarehouse.com (the “Company”) is a party to a Loan and Security Agreement, dated as of  (the “Loan Agreement”) with Melrose Capital Advisors, LLC (the “Lender”).  Under the terms of the Loan Agreement, the Company borrowed an aggregate of $750,000 from the Lender (the “Loan”), including $150,000 and $600,000 during the years ended December 31, 2014 and 2013, respectively.  The Loan is evidenced by a promissory note in the face amount of $750,000, as amended (the “Senior Note”).   The Senior Note bears interest on the unpaid principal balance until the full amount of principal has been paid at a floating rate equal to the prime rate plus four and one-quarter percent (4.25%) per annum (7.50% as of December 31, 2014).  Under the terms of the Loan Agreement, the Company has agreed to make monthly payments of accrued interest on the first day of every month. The principal amount and all unpaid accrued interest on the Senior Note is payable on March 1, 2015, or earlier in the event of default or a sale or liquidation of the Company.  The Loan may be prepaid in whole or in part at any time by the Company without penalty.   The Senior Note contains financial covenants which require the Company to meet certain minimum targets for earnings before interest, taxes and non-cash expenses, including depreciation, amortization and stock-based compensation (“EBITDAS”).

The Company granted the Lender a first priority security interest in all of the Company’s assets, in order to secure the Company’s obligation to repay the Loan, including a Deposit Account Control Agreement, dated as of August 18, 2014, which grants the Lender a security interest in certain bank accounts of the Company.  The Loan Agreement contains customary negative covenants restricting the Company’s ability to take certain actions without the Lender’s consent, including incurring additional indebtedness, transferring or encumbering assets, paying dividends or making certain other payments, and acquiring other businesses.  Upon the occurrence of an event of default, the Lender has the right to impose interest at a rate equal to five percent (5.0%) per annum above the otherwise applicable interest rate (the “Default Rate”). The repayment of the Loan may be accelerated prior to the maturity date upon certain specified events of default, including failure to pay, bankruptcy, breach of covenant, and breach of representations and warranties.

On March 9, 2015, the Company and the Lender entered into an Amended and Restated Promissory Note, effective March 1, 2015, pursuant to which the Lender agreed to extend the maturity date of the Senior Note from March 1, 2015 to September 1, 2015.  As part of the extension, financial covenants were set which require the Company to meet certain minimum targets for EBITDAS for the calendar quarters ending on March 31 and June 30, 2015.  In consideration of the Lender extending the maturity date of the Senior Note, the Company granted the Lender a five-year warrant to purchase 500,000 shares of common stock of the Company at an exercise price of $0.10 per share (the “Warrant”). The Warrant contains customary anti-dilution provisions.

ITEM 3.02   Unregistered Sales of Equity Securities.

The Warrant issued to the Lender, as described above, was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHWAREHOUSE.COM, INC.

Date: March 11, 2015	By: /s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer